EXHIBIT 10.6


                     Stanford Venture Capital Holdings, Inc.
                               6075 Poplar Avenue
                                Memphis, TN 38119


                                October 22, 2002


Board of Directors
Silver Key Mining Company, Inc.
56 West 400 South, Suite 220
Salt Lake City, Utah 84101

                           Re: Equity Financing Commitment

Ladies and Gentlemen:

This letter will serve to confirm the conditions under which Stanford Venture Capital Holdings, Inc. ("SVCH") is committed to provide equity capital to Silver Key Mining Company, Inc., a Nevada corporation (the "Company") in connection with the transactions described herein in the amount, on the terms and subject to the conditions set forth in this letter (together, the "Commitment Letter").

Prior to the date hereof, the Company, SVCH, and certain stockholders of the Company have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which SVCH has agreed to purchase, for an aggregate purchase price of $2,200,000, an aggregate of 1,880,342 shares of the Company's Series A $1.17 Convertible Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock") and warrants to purchase an aggregate of 1,880,342 of the Company's common stock, $0.001 par value per share (the "Common Stock"). All capitalized terms used herein not otherwise defined herein shall have the same meanings ascribed to such terms as in the Securities Purchase Agreement.

We understand that the Company desires, in the future, to identify and acquire certain corporations engaged in the development, marketing and sale of software products for the health care industry (the "Acquisitions"), and that Healthcare Quality Solutions, Inc. ("HQS"), a subsidiary of the Company, has an outstanding tax liability payable to the IRS in the amount of $400,000 (the "Tax Liability"). In light thereof, in order to enable the Company to fund the Acquisitions and HQS to satisfy the Tax Liability, SVCH is pleased to announce its commitment to make an additional equity capital investment in the Company upon the terms and conditions herein stated.

1. Commitment. SVCH hereby confirms its commitment (the "Commitment") to invest up to $2,400,000 in the equity capital of the Company, on the terms and subject to the conditions contained in this Commitment Letter and in the Securities Purchase Agreement, which agreement is incorporated herein by this reference. SVCH's Commitment is subject, in its discretion, to the conditions set forth in this Commitment Letter and in the Securities Purchase Agreement and to the negotiation, execution and delivery of definitive documentation satisfactory to SVCH evidencing the Acquisitions (along with any other agreements or documents entered into in connection therewith or delivered pursuant thereto, the ("Transaction Agreements"), satisfactory to SVCH and its counsel and the satisfaction of the terms, conditions and covenants contained therein.


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2. Fees and Expenses. The fees for these services shall be governed by Section 7 of the Securities Purchase Agreement.

3. Conditions Precedent. SVCH's obligations hereunder are conditioned on the following:

(a) The transactions contemplated by the Transaction Agreements shall have been consummated concurrently with, or shall be ready for consummation immediately after, SVCH's equity financing hereunder on the terms and conditions set forth in such agreements without modification, amendment or waiver, except as previously consented to in writing by SVCH.

(b) SVCH shall have received fully executed conformed copies of the Transaction Agreements and each of the other material documents related to the Acquisitions and the Tax Liability, certified as true and correct copies thereof by a duly authorized officer of the Company, each of which shall be in full force and effect and in form and substance satisfactory to SVCH.

(c) the Company and SVCH shall have completed a due diligence investigation of the Acquisition target that is satisfactory to SVCH, in its sole discretion, as to the target, its management and its assets, liabilities, financial position, operations and prospects. In this regard, the Company will furnish to SVCH such information as SVCH may reasonably request in order to enable SVCH to complete the required due diligence.

(d) The Company and SVCH shall have entered into a second Securities Purchase Agreement governing the funding of SVCH's equity obligations hereunder, containing comparable terms and provisions as contained in the Securities Purchase Agreement. For the avoidance of doubt, SVCH shall pay $1.17 for each share of Series A Preferred Stock and Warrant issued thereunder to SVCH.

(e) The representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement shall be true and correct on and as of the closing date of an Acquisition.

(f) The Company and HQS shall promptly keep SVCH informed of, consult and confer with SVCH on all matters relating to any Acquisition, any Transaction Agreements and the Tax Liability and any discussions, communications or negotiations by and between the Company, HQS and any other party in respect thereof. Such obligation shall include provision of copies of material correspondence, documents and other information and adequate notice and opportunity to attend conferences and meetings in respect thereof.

(g) SVCH shall have received such other documents, instruments and information as SVCH may reasonably request.

4. Assignment. Neither the Company nor HQS may assign any of their respective rights or be relieved of any of their respective obligations hereunder without the prior written consent of SVCH.

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5.   Use Of Proceeds. To finance a maximum of two Acquisitions by the Company, the working capital of such Acquisitions and the satisfaction of the Tax Liability.

6. Investment Terms. Upon the funding of any of its equity obligations hereunder, SVCH shall receive shares of the Company's Series A Preferred Stock and warrants to purchase shares of the Company's Common Stock upon terms and conditions comparable to those stated in the Securities Purchase Agreement.

7. Termination. The Commitment will terminate upon the first to occur of (i) the closing of the Acquisitions and the satisfaction of the Tax Liability,
     (ii) a breach by the Company under this Commitment Letter or under any other agreement between the Company and SVCH.

8. Right to Participate. SVCH's other rights in this Commitment Letter, in the event that an alternate offer for investment in the Company emerges or for some other reason an altered or improved bid is offered to the Company, SVCH will be given the opportunity, but will not be obligated, to participate in any transactions contemplated upon the terms and conditions herein stated.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to SVCH the enclosed copy of this Commitment Letter on or before the close of business on the date hereof, whereupon this Commitment Letter shall become a binding agreement among us.

Very truly yours,


STANFORD VENTURE CAPITAL HOLDINGS, INC.

By:  /s/ Jim Davis
    ---------------------------------
Name:  Jim Davis
    ---------------------------------
Title:  President



Confirmed and acknowledged:

SILVER KEY MINING COMPANY, INC.

By:  /s/ J. Rockwell Smith
    ---------------------------------
Name:  J. Rockwell Smith
    ---------------------------------
Title:  President



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